GameStop Reports 2018 Holiday Sales Results

Grapevine, TX (January 18, 2019)—GameStop Corp. (NYSE: GME) today reported sales results for the nine-week holiday period ended January 5, 2019.

Total global sales for the holiday period were $2.63 billion, a 5.0% decrease compared to the 2017 nine-week holiday period ended December 30, 2017. Total comparable store sales increased 1.5%, including a 3.6% increase in the U.S. partially offset by a 3.1% decrease internationally. Comparable store sales are calculated comparing the nine weeks ended January 5, 2019 to the nine weeks ended January 6, 2018 in order to ensure the appropriate weeks around the holiday are compared. The primary contributor to the difference between the increase in comparable store sales and the decrease in total company sales is the shift in the company’s fiscal calendar for the 53rd week in fiscal 2017 and the timing of the Call of Duty launch.

Rob Lloyd, chief operating officer and chief financial officer, said, “As we anticipated coming into the holiday season, we were able to leverage our position as a leader in the video game industry to drive positive comps on top of what was a strong holiday period in 2017. Our comp performance was driven by strong sales in accessories, collectibles and digital which more than offset the decline in pre-owned sales and new video game hardware sales.”

Category Performance

•	New hardware sales decreased 6.1%, as a result of the successful Xbox One X launch in the 2017 holiday period, partially offset by strong growth in Nintendo Switch sales.

•
Sales of new video game software decreased 8.3%, driven primarily by the difference in launch timing of Activision’s Call of Duty: Black Ops 4 which released in October 2018, compared to Call of Duty: WWII which released in November 2017.

•	Pre-owned sales declined 16.4% reflecting declines in software and hardware.

•	Video game accessories sales grew 28.7% on the continued strength of controller and headset sales.

•	Collectibles sales increased 3.7% to $219.2 million. The sales growth was constrained by significantly lower promotional activity in fiscal 2018 in an effort to better manage gross margin rate.

•	Digital receipts increased 16.8% to $352.9 million driven primarily by strength in sales of digital currency.

•	Technology Brands sales, which are not included in comparable store sales, decreased 19.3%, driven by a decrease in store count and store traffic.

Guidance Update
GameStop is reiterating its previously announced annual guidance for fiscal year 2018 adjusted earnings per share of $2.55 to $2.75. This includes the results of the Spring Mobile business, which will be classified as discontinued operations for fiscal 2018. Comparable store sales are expected to be approximately flat for the fiscal year.

The Company anticipates reporting fourth quarter and full fiscal year 2018 results in late March and will provide fiscal 2019 guidance at that time. The company anticipates that its Spring Mobile business will generate approximately $75 million - $85 million of adjusted operating earnings in fiscal 2018. The sale of that business was completed on January 16, 2019.

About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a global, multichannel video game and consumer electronics retailer. GameStop operates over 5,800 stores across 14 countries. The company's consumer product network also includes www.gamestop.com; Game Informer® magazine, the world's leading print and digital video game publication; and ThinkGeek, www.thinkgeek.com, the premier retailer for the global geek community featuring exclusive and unique video game and pop culture products, and Simply Mac, which sells the full line of Apple products, including laptops, tablets, and smartphones and offers Apple certified warranty and repair services.

General information about GameStop Corp. can be obtained at the company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Non-GAAP Measures and Other Metrics
As a supplement to our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), GameStop may use certain non-GAAP measures, such as adjusted operating earnings, adjusted net income and constant currency. We believe these non-GAAP financial measures provide useful information to investors in evaluating our core operating performance. Adjusted operating earnings and adjusted net income exclude the effect of items such as asset impairments, store closure costs, severance, non-operating tax charges, as well as acquisition and divestiture costs. Results reported as constant currency exclude the impact of fluctuations in foreign currency exchange rates by converting our local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Our definition and calculation of non-GAAP measures may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported GAAP financial results. Additionally, GameStop uses “digital receipts” as an operating metric and defines it as the retail value paid by the customer for digital content sold individually or bundled with non-digital products and sales of subscriptions to our Game Informer magazine in digital form. The vast majority of our digital receipts come from digital products that are sold individually rather than bundled with other products. Under GAAP, we recognize the sale of these digital products on a net basis, whereby the commissions earned are recorded to revenue rather than the full retail price paid by the customer. We believe this operating metric is useful in understanding the size and performance of our digital business in comparison to measures of the overall digital industry revenues and our other video game product categories.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Such statements include without limitation those about the Company’s outlook for fiscal 2018, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding the board’s review of operating, strategic, financial and structural alternatives and expected costs and benefits, including whether operating, strategic, financial and structural alternatives could unlock value, are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ from those reflected or described in the forward-looking statements: the uncertain outcome, impact, effects and results of the board’s review of operating, strategic, financial and structural alternatives; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; our inability to obtain sufficient quantities of product to meet consumer demand; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles business; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executive officers and other key personnel; changes in consumer preferences and economic conditions; increased operating costs, including wages; cyber security events and related costs; risks associated with international operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits; and unexpected changes in the assumptions underlying our outlook for fiscal 2018. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Schedule I
GameStop Corp.
Sales Mix

	9 Weeks Ended		9 Weeks Ended
	January 5, 2019		December 30, 2017
		Percent		Percent
	Sales	of Total	Sales	of Total
Net Sales (in millions):

New video game hardware	$673.7	25.6%	$717.7	25.9%
New video game software	784.5	29.8%	855.2	30.9%
Pre-owned and value video game products	395.1	15.0%	472.6	17.1%
Video game accessories	323.3	12.3%	251.2	9.1%
Digital	51.1	1.9%	44.4	1.6%
Technology Brands (1)	126.3	4.8%	156.6	5.7%
Collectibles	219.2	8.3%	211.3	7.6%
Other	55.5	2.3%	59.1	2.1%
Total	$2,628.7	100.0%	$2,768.1	100.0%

(1)
Our Technology Brands product category is comprised of sales from Spring Mobile, Simply Mac and our Cricket Wireless branded stores ("Cricket Wireless"). Cricket Wireless was sold in January 2018 and Spring Mobile was sold on January 16, 2019. In our future press releases and filings with the Securities Exchange and Commission, the sales from Simply Mac and Cricket Wireless will be reported in the "Other" product category and the sales of Spring Mobile will be reported as discontinued operations.

Contact
GameStop Corp. Investor Relations
(817) 424-2001
investorrelations@gamestop.com